UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 19, 2026

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

ITEM 7.01    REGULATION FD DISCLOSURE
On October 19, 2026, Everest Group, Ltd. (the “Company”) published a recast quarterly financial supplement for the second quarter of 2026 on the Company's investor relations website containing prior period data for the second quarter of 2025 through the second quarter of 2026.
The following changes to the quarterly financial supplement have been made:
•Refined the definition of after-tax net operating income (loss) ("After-tax NOI"), resulting in a change to the presentation of the After-tax NOI return on equity and the After-tax NOI per diluted share;
•Refined the definition of underwriting income (loss) to adjust for prior year favorable (unfavorable) reserve development on reserves subject to the adverse development cover ("ADC") and the related amortization of the deferred gain from the prior year incurred losses and loss adjustment expenses to better align with refinement made to After-tax NOI, resulting in a change to the presentation of the loss ratio and combined ratio;
•Introduced Net Reserve for losses and loss adjustment expenses before impact of ADC performance measure for the Legacy reporting segment; and
•Revised the presentation of Global Wholesale & Specialty reporting segment gross written premium by line of business results.
The second quarter 2026 recast financial supplement is unaudited. The above information is being furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

By:	/s/ ROBERT J. FREILING
Robert J. Freiling
Senior Vice President and Chief Accounting Officer

Dated: October 19, 2026